                                                                   Exhibit 23.07

                   Consent of KPMG, LLP, Independent auditors

   We have issued our report dated January 20, 2000, for Levy/Latham, LLC for the year ended September 30, 1999. We consent to the use of the aforementioned report in the Registration Statement and prospectus, and to the reference to other auditors as it appears in the financial statements of Norman Levy Associates, Inc. and Subsidiaries for the eleven-month period ended March 24, 2000.

December 7, 2000

KPMG Accountants
Phoenix